At Qorvo™
Doug DeLieto
VP, Investor Relations
+1-336-678-7088

FOR IMMEDIATE RELEASE
September 10, 2015

QORVO COMPLETES $400 MILLION SHARE REPURCHASE PROGRAM

GREENSBORO, NC and HILLSBORO, OR – September 10, 2015 – Qorvo™ (Nasdaq: QRVO), a leading provider of core technologies and RF solutions for mobile, infrastructure and aerospace/defense applications, today announced it has completed its $400 million share repurchase program authorized by its Board of Directors in August 2015.

Under the August 2015 share repurchase program, Qorvo repurchased approximately 7.3 million shares of common stock at an average price of $54.75 per share. Since February 2015, Qorvo has repurchased approximately $600 million of its common stock, with approximately $500 million expended in the September 2015 quarter.

Bob Bruggeworth, president and CEO of Qorvo, said, "Qorvo repurchased $500 million of our common stock over a period of approximately thirty days. The Qorvo management team and board of directors believe that the rapid completion of this repurchase program is indicative of Qorvo's strong free cash flow and underscores our commitment to building stockholder value."

About Qorvo
Qorvo (NASDAQ:QRVO) is a leading provider of core technologies and RF solutions for mobile, infrastructure and aerospace/defense applications. Qorvo was formed following the merger of RFMD and TriQuint, and has more than 6,000 global employees dedicated to delivering solutions for everything that connects the world. Qorvo has the industry's broadest portfolio of products and core technologies; world-class ISO9001-, ISO 14001- and ISO/TS 16949-certified manufacturing facilities; and is a DoD-accredited

'Trusted Source' (Category 1A) for GaAs, GaN and BAW products and services. For the industry's leading core RF solutions, visit www.qorvo.com.
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to variability in our operating results, the inability of certain of our customers or suppliers to access their traditional sources of credit, our industry's rapidly changing technology, our dependence on a few large customers for a substantial portion of our revenue, a loss of revenue if contracts with the U.S. government or defense and aerospace contractors are canceled or delayed, our ability to implement innovative technologies, our ability to bring new products to market and achieve design wins, the efficient and successful operation of our wafer fabrication facilities, assembly facilities and test and tape and reel facilities, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, variability in manufacturing yields, industry overcapacity and current macroeconomic conditions, inaccurate product forecasts and corresponding inventory and manufacturing costs, dependence on third parties and our ability to manage platform providers and customer relationships, our dependence on international sales and operations, our ability to attract and retain skilled personnel and develop leaders, our ability to successfully integrate the business of RFMD and TriQuint and fully realize the anticipated benefits from the merger, the possibility that future acquisitions may dilute our stockholders' ownership and cause us to incur debt and assume contingent liabilities, fluctuations in the price of our common stock, additional claims of infringement on our intellectual property portfolio, lawsuits and claims relating to our products, security breaches and other similar disruptions compromising our information and exposing us to liability, and the impact of stringent environmental regulations. These and other risks and uncertainties, which are described in more detail in our most recent Annual Report on Form 10-K and other reports and statements that we file with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.
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